UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2025

First Financial Northwest, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of	Commission	(I.R.S. Employer
Incorporation	File Number	Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events*

On March 12, 2025, Global Federal Credit Union (“Global”) and First Financial Northwest, Inc. (the “Company”), the holding company for First Financial Northwest Bank (the “Bank”), issued a joint press release announcing the receipt of the required regulatory approval from the National Credit Union Administration (“NCUA”) for Global to acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank (the “Asset Sale”), on the terms and subject to the conditions of the Purchase and Assumption Agreement, dated as of January 10, 2024, by and among the Company, the Bank and Global.

The Asset Sale is expected to be completed early in the second quarter of 2025, subject to the satisfaction or waiver of the remaining closing conditions set forth in the agreement.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits*

(d)        Exhibits

99.1	First Financial Northwest, Inc.’s press release dated March 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The information furnished under Item 8.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First Financial Northwest, Inc. under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: March 12, 2025	By:	/s/ Richard P. Jacobson
Richard P. Jacobson
Executive Vice President and Chief Financial Officer

3